COMMON STOCK

COMMON STOCK

ADC

Certificate Number
WWWW 00000110

Shares
600620****
600620**
****600620****
*****600620***
******600620**

ADC TELECOMMUNICATIONS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

CUSIP 000886 30 9

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

MR SAMPLE & MRS SAMPLE &
MR SAMPLE & MRS SAMPLE

is the owner of

***SIX HUNDRED THOUSAND
SIX HUNDRED AND TWENTY***

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, OF THE PAR VALUE OF $.20 PER SHARE, OF

ADC Telecommunications, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

President and CEO

Secretary

ADC TELECOMMUNICATIONS INC.
CORPORATE
SEAL
MINNESOTA

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE INVESTOR SERVICES, LLC.
(CHICAGO)
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

14969

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Second Amended and Restated Rights Agreement dated as of November 28,1995, as amended, between ADC Telecommunications, Inc. (the “Company”) and Computershare Investor Services, LLC (the “Rights Agent”) (the “Rights Agreement”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor from such holder. Under certain circumstances set forth in the Rights Agreement, Rights issued to or held by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights, whether currently held by or on behalf of such Person or any subsequent holder, may become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT- . . . . . . . . . .Custodian . . . . . . . . . . . . . . . (Cust) (Minor)
TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act . . . . . . . . . . . . . (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT . . . . . . . . . . . . . . .Custodian (until age. . . ). . . . . . . . . (Cust) (Minor) under Uniform Transfers to Minors Act. . . . . . . . . . (State)
Additional abbreviations may also be used though not in the above list.

ADC TELECOMMUNICATIONS, INC.

The Company will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the board to determine the relative rights and preferences of subsequent classes or series.

For value received, ____________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint	Shares
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.	Attorney

Dated: ___________________________20_________	Signature:	_________________________________________________
Signature(s) Guaranteed:	Signature	___________________________________________

BY:_______________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.		Notice:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.